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                                                                    Exhibit 23.6


                                ERWIN & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS


                                                          900 South Shackleford
                                                          Suite 515
                                                          Three Financial Centre
                                                          Little Rock, AR 72211
                                                          (501) 225-5441
                                                          (501) 225-6763 (FAX)




The Board of Directors
Citadel Broadcasting Company



We consent to the use in the registration statement titled Amendment No. 2 to Form S-4 of Citadel Broadcasting Company of our reports dated April 1, 1997 on the balance sheet of Snider Corporation as of December 31, 1996 and the related statements of income, stockholders' equity and cash flows for the year then ended and April 23, 1997 on the combined balance sheet of Snider Broadcasting Corporation and subsidiary and CDB Broadcasting Corporation as of December 31, 1996 and the related combined statements of operations, stockholders' deficit and cash flows for the year then ended included herein and to the reference to our firm under the heading "Independent Auditors" in the registration statement.



/s/ ERWIN & COMPANY

Little Rock, Arkansas
February 4, 1999